Exhibit 10.1

October 28, 2011

To:           United American Petroleum Corp.

Re:         Lozano Lease
Frio County, Texas

Gentlemen:

This letter, upon acceptance by United American Petroleum Corp. (“Buyer”) and Alamo Energy Corp. (“Seller”) regarding the acquisition by Buyer of all of the Seller’s right, title and interest in the oil, gas and mineral lease enumerated in Schedule 1 to Exhibit A attached hereto (the “Lozano Lease”) and the wellbores described on Schedule 1 to Exhibit A and any personal property related to the production of oil and gas from the lands covered by the Lozano Lease (the “Wells” and “Personal Property”), subject to the terms and conditions herein contained.

1.

consideration

Buyer agrees to pay to Seller, the sum of One Hundred Sixty Thousand Dollars (the “Purchase Price”) for all of Seller’s right, title and interest in the Lozano Lease, the Wells and the Personal Property. The Purchase Price shall be paid by wire transfer in immediately available funds to the following bank account:

Bank
ABA#
Acct #
For the account of Alamo Energy Corp.

2.

closing/assignment

Seller and Buyer agree that Closing of the purchase of the Lozano Lease, the Wells and the Personal Property will occur within two (2) business days after the execution of this Agreement.  Seller and Buyer agree that in return for the payment of the Purchase Price by Buyer to Seller at Closing Seller will deliver to Buyer a fully executed assignment of all of Seller’s right, title and interest in  the Lozano Lease, the Wells and the Personal Property in the form attached hereto as Exhibit A (the “Assignment”), effective at 7:00 a.m. Central Daylight Time on October 1, 2011 (the “Effective Time”).

3.

Oil and Gas Production

Seller shall retain all sales proceeds attributable to the sales of oil and gas produced from the Wells prior to the Effective Time. Seller and Buyer shall use their best efforts to determine and agree on the amount of crude oil produced from the Wells and unsold in the tanks as of the Effective Time. Buyer shall remit to Seller the proceeds from the sale of such crude oil inventory within five (5) days from Buyer’s receipt of the proceeds from the crude oil purchaser or the operator of the Wells.

4.

notices

Unless otherwise expressly provided in this Agreement, all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier or by registered or certified United States Mail to the person to be notified, with receipt obtained, or (ii) delivered by Federal Express or other reputable overnight courier service, with receipt obtained, or (iii) sent by telecopy, telefax or other facsimile or electronic transmission, with "answer back" or other "advice of receipt" obtained, in each case to the appropriate address or number as set forth below.  Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first business day following the date of such electronic receipt.  Notices to the parties to this Agreement shall be addressed as follows:

Alamo Energy Corp.
10575 Katy Freeway, Suite 300
Houston, TX 77024
Attn: Allan Millmaker
Phone: 832-200-4832
Telecopy: 713-464-8381

United American Petroleum Corp.
9600 Great Hills Trail, Suite 150W
Austin, TX 78759
Attn:
Phone:
Telecopy:

Any party hereto may change its address and number for notice purposes by sending notice to the other party to this Agreement in conformity with the terms of this Section.

5.

counterpart execution/originals

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  The parties hereto covenant and agree that any facsimile or electronic copy evidencing execution of this Agreement by a party hereto shall be deemed to be equivalent to an original signature of any party.

6.

entire agreement

This Agreement, together with all Exhibits attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

7.

miscellaneous

(a)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties.  Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with.  The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

(c)           Exhibits.  All Exhibits hereto which are referred to herein are hereby made a part of this Agreement and incorporated herein by such reference.

(d)           Interpretation.  It is expressly agreed that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement.  Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates.

(e)           Law/Venue/Attorneys' Fees.  This Agreement shall be governed by, and interpreted pursuant to, the laws of the State of Texas. The venue for any action brought to enforce the terms of this Agreement shall be in the Courts of Frio County, Texas. The prevailing party in any legal or alternative dispute resolution proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court and/or alternative dispute resolution costs and reasonable attorneys' fees from the non-prevailing party.

(f)           Severability.  If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any law or judicial pronouncement, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such law and/or judicial pronouncement, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application of such term, provision or condition) shall not in any way be affected or impaired thereby.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(g) Time of Essence.  Time is of the essence in this Agreement.

If the foregoing properly sets forth our mutual understanding and agreement with respect to the acquisition of the Seller’s interest in the Lozano Lease, the Wells and the Personal Property, please confirm your acceptance of the terms and conditions herein contained in the space provided below and return a fully executed original of this Agreement to Seller at your earliest convenience. If you have any questions, please feel free to contact the undersigned.

Sincerely, ALAMO ENERGY CORP.
By:	/s/ Allan Millmaker
Allan Millmaker, Chief Executive Officer

ACCEPTED AND AGREED TO
this 4th day of November, 2011:

UNITED AMERICAN PETROLEUM CORP.

By:	/s/ Michael Carey
Printed Name:	Michael Carey
Title:	CEO

EXHIBIT A

ASSIGNMENT and BILL OF SALE

KNOWN ALL MEN BY THESE PRESENTS

That the undersigned, Alamo Energy Corp., a Nevada corporation with principal offices located at 10575 Katy Freeway, Suite 300, Houston, Texas, 77024,(hereinafter referred to as “ASSIGNOR”) for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, does hereby TRANSFER, SELL, ASSIGN AND CONVEY unto United American Petroleum Corp., a _____ corporation with principal offices located at 9600 Great Hills Trail, Suite 150W, Austin, Texas 78759 (hereinafter referred to as “ASSIGNEE”) all of Assignor’s right, title and interest, in and to:

(1) the Oil and Gas Lease as set forth in Schedule 1 herein, attached hereto, and reference to which is hereby made.

(2)  all wells, tanks, lines, pipelines, gathering lines, flow lines, equipment, machinery, materials, structures, pumps, separators, heater treaters, compressors, fixtures and other personal property of every kind and nature for the production of oil and gas from the Hector C. Lozano #1 (API # 42-633-32208), Hector C. Lozano #2 ((API # 42-633-32220) and Hector C. Lozano #3 (API # 42-633-32228) wells (the “Wells”) (herein the “Assigned Personal Property”); and

 (3) all farm-in agreements, farm-out agreements, operating agreements, exploration agreements and all other contractual agreements of any kind or character for the acquisition, disposition, development and/or joint operation of the Oil and Gas Lease; all contractual agreements for the management of wells and/or oil and gas leases; all production sales agreements, marketing agreements, transportation agreements, gathering agreements, and other agreements for the disposition or transportation of production; rights under forced pooling orders, unitization agreements, pooling agreements, and communitization agreements; gas balancing agreements; salt water disposal agreements; rights-of-way, easements, surface leases, servitudes, franchises and permits; all contract rights, receivables, claims, and choses in action; and all other rights (including choses in action) of every kind and character relating, incidental or in any wise appertaining to the Oil and Gas Lease, the Assigned Personal Property and/or the rights, contracts or properties otherwise described in this paragraph (all of the foregoing in this paragraph collectively, the “Assigned Incidental Rights”).

THIS ASSIGNMENT of Oil and Gas Leases and Assigned Incidental Rights is made without warranty of title of whatsoever kind or character, express or implied, except as to claims of all persons claiming an interest by, through or under Assignor, and is expressly made subject to all valid, subsisting royalty and overriding royalty interests, production payments or similar lease burdens presently affecting Assignor’s interests in the drilling units for the Wells.

THIS ASSIGNMENT OF ASSIGNED PERSONAL PROPERTY IS MADE WITHOUT ANY WARRANTY RESPECTING THE QUALITY, QUANTITY, DESCRIPTION, CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF ANY OF THE ASSIGNED PERSONAL PROPERTY. This Assignment shall extend to and be binding upon the heirs, personal representatives, trustees, successors and assigns, of the respective parties.

THIS ASSIGNMENT is executed in a number of counterparts, each of which shall be binding as if each party executed the same assignment.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this       day of , 20__.

ALAMO ENERGY CORP.
By:
Name:
Title:

STATE OF TEXAS                                                       }
                    }  SS
COUNTY OF HARRIS                                                 }

Before me the undersigned a Notary Public, in and for said County and State, on this       day of                                    , 2011, personally appeared                    , to me known to be the identical person who signed the name of the maker thereof to the within and foregoing instrument on behalf of  Alamo Energy Corp.  in his capacity as                                                       , and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

My commission expires:  _____________________________

Notary Public:  _______________________________

Schedule 1

Attached to and made a part of that certain Assignment and Bill of Sale
By and between Alamo Energy Corp., as Assignor and
United American Petroleum Corp., as Assignee effective as of October 1, 2011

SCHEDULE OF LEASES

Lessor:	Rita Ann Lozano, Lisa Lynn Lozano, Hector Carlos Lozano, Jr.
Lessee:	Clamp Operating, Inc.
Date:	October 26, 2004
Recorded:	Volume 1020, Page 538, Deed Records of Frio County, Texas

WELLBORES:

API	RRC#:	Lease Name	Well Num

42-633-32208	08603	HECTOR C. LOZANO	1
42-633-32220	08603	HECTOR C. LOZANO	2
42-633-32228	08603	HECTOR C. LOZANO	3